Exhibit 5.1

300 East Lombard Street, 18th Floor

Baltimore, MD 21202-3268

TEL 410.528.5600

FAX 410.528.5650

www.ballardspahr.com

January 10, 2017

Kilroy Realty Corporation

Suite 200

12200 West Olympic Boulevard

Los Angeles, California 90064

Re:	Kilroy Realty Corporation, a Maryland corporation (the “Company”) – issuance and sale of up to 4,427,500 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (Registration Nos. 333-213864 and 333-213864-01) (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement, which was filed with the Securities and Exchange Commission (the “Commission”) on September 29, 2016. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)

The corporate charter of the Company (the “Charter”) represented by Articles of Amendment and Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on January 21, 1997, Articles Supplementary filed with the Department on February 6, 1998, Articles Supplementary filed with the Department on April 20, 1998, Articles Supplementary filed with the Department on October 15, 1998, Articles Supplementary filed with the Department on November 25, 1998, Certificate of Correction filed with the Department on March 4, 1999, Articles Supplementary filed with the Department on December 10, 1999, Articles Supplementary filed with the Department on December 30, 1999, Articles Supplementary filed with the Department on October 23, 2003, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on March 11, 2004, Articles Supplementary filed with the Department on December 3, 2004, Articles Supplementary filed with the

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BALLARD SPAHR LLP

Kilroy Realty Corporation

January 10, 2017

Department on December 3, 2004, Articles Supplementary filed with the Department on October 2, 2008, Articles Supplementary filed with the Department on October 2, 2008, Articles of Amendment filed with the Department on May 27, 2009, Articles of Restatement filed with the Department on February 2, 2010, Articles Supplementary filed with the Department on March 23, 2012, Articles Supplementary filed with the Department on May 23, 2012 and Articles of Restatement filed with the Department on May 23, 2012, Articles Supplementary filed with the Department on August 14, 2012 and Articles Supplementary filed with the Department on December 19, 2012;

(ii)	the Fourth Amended and Restated Bylaws of the Company, adopted as of February 23, 2016 (the “Bylaws”);

(iii)	the Written Organizational Action of the Board of Directors of the Company, dated as of September 13, 1996 (the “Organizational Minutes”);

(iv)	resolutions adopted by the Board of Directors of the Company, or a committee thereof, on or as of December 13, 2016 and January 4, 2017 (the “Directors’ Resolutions”);

(v)	the Registration Statement, including all amendments thereto if any, filed by the Company with the Commission under the Act, and the related preliminary prospectus supplement, dated January 4, 2017, the related final prospectus supplement, dated January 4, 2017, and the final base prospectus, dated September 29, 2016;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)	a certificate of two officers of the Company, dated as of the date hereof (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate and certifying as to the manner of adoption of the Directors’ Resolutions and the authorization of the issuance of the Shares; and

(viii)	such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

BALLARD SPAHR LLP

Kilroy Realty Corporation

January 10, 2017

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents; and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise; and

(d)	none of the Shares will be issued or transferred in violation of the provisions of Article IV, Section E of the Charter relating to restrictions on ownership and transfer of capital stock.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)	The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company and when such Shares are issued and delivered by the Company in exchange for the consideration therefor as provided in the Directors’ Resolutions, such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference into the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the

BALLARD SPAHR LLP

Kilroy Realty Corporation

January 10, 2017

various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP